Exhibit 16.1

October 13, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Sunstock Inc.
File No. 000-54830

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A dated October 10, 2014 of Sunstock Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP

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